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                                                                     EXHIBIT 4.2

                        ASHFORD HOSPITALITY TRUST, INC.

          ARTICLES SUPPLEMENTARY ESTABLISHING AND FIXING THE RIGHTS AND
                   PREFERENCES OF A SERIES OF PREFERRED STOCK

                  Ashford Hospitality Trust, Inc., a Maryland corporation (the "Corporation"), certifies to the State Department of Assessments and Taxation of Maryland that:

                  FIRST: Under a power contained in Section 2-208 of the Maryland General Corporation Law and Article V of the Corporation's Articles of Amendment and Restatement (as the same may be amended or supplemented, the "Charter"), the Board of Directors, by resolutions duly adopted on December 28, 2004, classified and designated 2,285,865 shares of the unissued preferred stock, par value $0.01 per share, of the Corporation as Series B-2 Cumulative Convertible Redeemable Preferred Stock, with the following preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption. Capitalized terms used and not otherwise defined herein have the meanings set forth in the Charter.

         Section 1. Number of Shares, Designation and Ranking. This series of preferred stock shall be designated as Series B-2 Cumulative Convertible Redeemable Preferred Stock and the number of shares which shall constitute such series shall be 2,285,865 shares, par value $0.01 per share, which number may be decreased (but not below the aggregate number thereof then outstanding and/or which have been reserved for issuance) from time to time by the Board of Directors and is hereafter in these Articles Supplementary called the "Series B-2 Preferred Stock". Each share of Series B-2 Preferred Stock shall be identical in all respects to each other share of Series B-2 Preferred Stock.

         Section 2. Definitions. For purposes of the Series B-2 Preferred Stock, the following terms shall have the meanings indicated:

                  "Additional Dividend" shall have the meaning set forth in
         Section 3(e).

                  "Affiliate" of, or Person "Affiliated" with, a specified Person, shall mean a Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the Person specified.

                  "Base Dividend" shall have the meaning set forth in Section 3(a).

                  "Board of Directors" shall mean the Board of Directors of the Corporation.

                  "Business Day" shall mean each day other than a Saturday or Sunday which is not a day on which banking institutions in New York City, New York are authorized or required by law, regulation or executive order to close.

                  "Change of Control" shall have the meaning set forth in
         Section 7(e).

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                  "Change of Control Date" shall have the meaning set forth in
         Section 7(a).

                  "Change of Control Repurchase Dividend Period" shall have the meaning set forth in Section 7(a).

                  "Change of Control Repurchase Event" shall have the meaning set forth in Section 7(a).

                  "Change of Control Repurchase Offer" shall have the meaning set forth in Section 7(a).

                  "Change of Control Repurchase Payment" shall have the meaning set forth in Section 7(a).

                  "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

                  "Common Special Dividend" shall have the meaning set forth in
         Section 3(b).

                  "Common Stock" shall mean the Corporation's common stock, par value $0.01 per share.

                  "Covenant Violation" shall mean (i) any breach or non-performance of any covenant of the Corporation contained in the Purchase Agreement, which breach or non-performance shall remain uncured for more than 120 days after such breach or non-performance has occurred or (ii) if and whenever the Corporation has failed to pay Dividends on the Series B-2 Preferred Stock for four quarterly Dividend Periods whether or not such Dividend Periods are consecutive (which shall, with respect to any such Dividend, mean that any such Dividend has not been paid in full).

                  "Current Market Price" of publicly traded Common Stock or any other class of stock or other security of the Corporation or any other issuer for any day shall mean the last reported sales price, regular way, on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange ("NYSE") or, if such security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the Nasdaq National Market ("NASDAQ") or, if such security is not quoted on NASDAQ, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by the National Association of Securities Dealers, Inc. (the "NASD") or, if bid and asked prices for such security on such day shall not have been reported through the NASD, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Board of Directors.




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                  "Default Dividend" shall have the meaning set forth in Section
         3(d).

                  "Dividends" shall have the meaning set forth in Section 3.

                  "Dividend Periods" with respect to any share of Series B-2 Preferred Stock, shall mean quarterly dividend periods commencing on January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period for any share of Series B-2 Preferred Stock, which shall commence on the Issue Date for such share of Series B-2 Preferred Stock and end on and include the last day of the calendar quarter which includes such Issue Date).

                  "Fair Market Value" shall mean the number obtained, for the 30 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex date" with respect to any issuance or distribution requiring such computation, by dividing (a) the sum of the products for all sales of Common Stock during such 30 Trading Day period of (i) the sale prices per share of Common Stock as reported on the consolidated transaction reporting system contemplated by Rule 11Aa3-1 of the Securities Exchange Act of 1934, as amended, times (ii) the number of shares of Common Stock sold at such prices by
         (b) the total number of shares of Common Stock sold during such 30 Trading Day period. The term "ex date", when used with respect to any issuance or distribution, means the first day on which the Common Stock trades regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, used to determine that day's Current Market Price. Appropriate adjustments shall be made to the Fair Market Value to maintain comparability during any 30 day Trading Day period in the event of any subdivision or combination of shares of Common Stock, whether by stock split, stock dividend, recapitalization, reverse stock split or otherwise, which occurs during such 30 Trading Day period.

                  "Final Closing" shall have the meaning set forth in Section 5(a).

                  "Fully Junior Stock" shall mean the Common Stock and any other class or series of stock of the Corporation now or hereafter issued and outstanding over which the Series B-2 Preferred Stock has preference or priority in both (i) the payment of dividends and (ii) the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

                  "Investor" shall mean Security Capital Preferred Growth Incorporated and its successors and assigns.

                  "Issue Date" with respect to any share of Series B-2 Preferred Stock shall mean the date on which the Series B-2 Preferred Stock is issued.

                  "Junior Stock" shall mean the Common Stock and any other class or series of stock of the Corporation now or hereafter issued and outstanding over which the Series

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         B-2 Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.


                  "Liquidation Preference" shall have the meaning set forth in
         Section 4(a).

                  "NASD" shall have the meaning set forth in the definition of "Current Market Price".

                  "NASDAQ" shall have the meaning set forth in the definition of "Current Market Price".

                  "NYSE" shall have the meaning set forth in the definition of "Current Market Price".

                  "Operating Partnership" shall mean Ashford Hospitality Limited Partnership, a Delaware limited partnership.

                  "Parity Stock" shall have the meaning set forth in Section 10(c).

                  "Person" shall mean any individual, firm, partnership, corporation, limited liability company, trust or other entity, and shall include any successor (by merger or otherwise) of such entity.

                  "Principal Market" means the NYSE, the NASDAQ National Market System or the American Stock Exchange.

                   "Principal Market Limit" shall mean the number of voting securities, or securities convertible therefor, which the Corporation may issue without obtaining a stockholder vote under the rules or regulations of the Principal Market, if any, on which the Corporation's Common Stock is then traded, which rule while the Corporation's Common Stock is listed on the NYSE, shall be Listed Company Manual 312.03(c), or any successor or replacement rule.

                  "Principal Market Repurchase Event" shall have the meaning set forth in Section 8(a).

                  "Purchase Agreement" shall mean the Class B Cumulative Convertible Redeemable Preferred Stock Purchase Agreement dated as of December 23, 2004 among the Investor, the Corporation and the Operating Partnership

                  "Ratchet Dividend" shall have the meaning set forth in Section 3(c).

                  "Redemption Date" shall have the meaning set forth in Section 5(d).

                  "Redemption Dividend Period" shall have the meaning set forth in Section 5(b).

                  "REIT Termination Event" shall mean the earliest to occur of:

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                  (i)    the filing of a federal income tax return by the
                         Corporation for any taxable year on which the Corporation does not compute its income as a real estate investment trust;

                  (ii) the approval by the stockholders of the Corporation of a proposal for the Corporation to cease to qualify as a real estate investment trust;

                  (iii) the approval by the Board of Directors of the Corporation of a proposal for the Corporation to cease to qualify as a real estate investment trust;

                  (iv) a determination by the Board of Directors of the Corporation, based on the advice of counsel, that the Corporation has ceased to qualify as a real estate investment trust; or

                  (v) a "determination" within the meaning of Section 1313(a) of the Code that the Corporation has ceased to qualify as a real estate investment trust.

                  "Repurchase Date" shall have the meaning given to such term in
         Section 8(a).

                  "Repurchase Offer" shall have the meaning given to such term in Section 8(a).

                  "Repurchase Payment" shall have the meaning given to such term in Section 8(a).

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "Series A Preferred Stock" shall have the meaning given to such term in Section 10(c).

                  "Series B-1 Preferred Stock" shall mean the Series B-1 Cumulative Convertible Redeemable Preferred Stock, par value $.01 per share, of the Company.

                  "Series B-2 Preferred Stock" shall have the meaning given such term in the preamble to these Articles Supplementary.

                  "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to an authorization by the Board of Directors and a declaration of dividends or other distribution by the Corporation, the allocation of funds to be so paid on any series or class of stock of the Corporation; provided, however, that if any funds for any class or series of Junior Stock or any class or series of stock ranking on a parity with the Series B-2 Preferred Stock as to the payment of dividends are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series B-2 Preferred Stock shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.


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                  "Special Dividend" shall have the meaning set forth in Section
         3(b).

                  "Surrender Date" shall have the meaning set forth in Section 5(d).

                  "Trading Day" shall mean any day on which the securities in question are traded on the NYSE, or if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on NASDAQ, or if such securities are not quoted on NASDAQ, in the securities market in which the securities are traded.

                  "Transfer Agent" shall mean the Corporation, or such other agent or agents of the Corporation as may be designated by the Board of Directors or their designee as the transfer agent, registrar and dividend disbursing agent for the Series B-2 Preferred Stock.

                  "Trigger Date" shall mean the first date following December 31, 2008 on which the Volume Weighted Average Price of the Common Stock exceeds the then applicable conversion price of the Series B-1 Preferred Stock.

                  "Volume Weighted Average Price" shall mean the number obtained, for the 30 Trading Days before and ending on the day in question, by dividing (a) the sum of the products for all sales of Common Stock during such 30 Trading Day period of (i) the sale prices per share of Common Stock as reported on the consolidated transaction reporting system contemplated by Rule 11Aa3-1 of the Securities Exchange Act of 1934, as amended, times (ii) the number of shares of Common Stock sold at such prices by (b) the total number of shares of Common Stock sold during such 30 Trading Day period. Appropriate adjustments shall be made to the Volume Weighted Average Price to maintain comparability during any 30 day Trading Day period in the event of any subdivision or combination of the Common Stock, whether by stock split, stock dividend, recapitalization, reverse stock split or otherwise, which occurs during such 30 Trading Day period.

Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Charter.

         Section 3. Dividends.

                  Dividends for each Dividend Period shall consist of Base Dividends, Special Dividends, Ratchet Dividends, Default Dividends and Additional Dividends, if any, each as defined below (collectively referred to herein as "Dividends"). All Dividends shall be cumulative from the Issue Date whether or not in any Dividend Period or Dividend Periods (i) such Dividends shall be authorized or declared, (ii) there shall be funds legally available for the payment of such Dividends or (iii) any agreement prohibits payment of such Dividends.

                  (a) Base Dividend. Holders of the Series B-2 Preferred Stock shall be entitled to receive, when and as authorized by the Board of Directors and declared by the

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         Corporation, out of funds legally available for payment, cash dividends at the rate of $0.14 per share of Series B-2 Preferred Stock per quarter ("Base Dividend"). Base Dividends shall be payable quarterly in arrears on the 15th day after the end of the applicable Dividend Period (on the 15th day of January, April, July and October of each year), or if such day is not a Business Day, the next succeeding Business Day, to holders of record on the last day of each of March, June, September and December, as the case may be, immediately preceding the applicable dividend payment date.

                  (b) Special Dividend. In the event the Corporation declares a special or extraordinary cash dividend or distribution on the Common Stock (a "Common Special Dividend"), holders of the Series B-2 Preferred Stock shall be entitled to receive a special dividend per share of Series B-2 Preferred Stock (a "Special Dividend") in an amount equal to the product of (i) any Common Special Dividend and (ii) the number of shares of Common Stock into which a share of Series B-2 Preferred Stock is convertible as of the record date of such Common Special Dividend. Any such Special Dividend shall be paid to holders of the Series B-2 Preferred Stock as of the record date for the Common Special Dividend and shall be paid on the payment date for the Common Special Dividend. Any such Special Dividend shall be deemed to be a dividend payable to holders of Series B-2 Preferred Stock for the Dividend Period in which the record date for the corresponding Common Special Dividend falls, and shall be in addition to and shall not reduce any Base Dividend, Ratchet Dividend, Default Dividend or Additional Dividend, if any, for such Dividend Period.

                  (c) Ratchet Dividend. With respect to each Dividend Period, holders of the Series B-2 Preferred Stock shall be entitled to a ratchet dividend per share of Series B-2 Preferred Stock (a "Ratchet Dividend") in an amount equal to (i) the sum of the products of (x) each dividend paid or payable on a share of Common Stock (excluding Common Special Dividends), having a record date within the applicable Dividend Period, and (y) the number of shares of Common Stock into which a share of Series B-2 Preferred Stock is convertible as of the record date for such dividend minus (ii) the Base Dividend of $0.14 per share of Series B-2 Preferred Stock. Ratchet Dividends shall be payable quarterly in arrears on the 15th day after the end of the applicable Dividend Period (on the 15th day of January, April, July and October of each year), or if such day is not a Business Day, the next succeeding Business Day, to holders of record on the last day of each of March, June, September and December, as the case may be, immediately preceding the applicable dividend payment date. Any such Ratchet Dividend shall be in addition to and shall not reduce any Base Dividend, Special Dividend, Default Dividend or Additional Dividend for the applicable Dividend Period.

                  (d) Default Dividend. For any Dividend Period in which a Covenant Violation has occurred or is continuing, holders of Series B-2 Preferred Stock shall be entitled to a default dividend (a "Default Dividend") in an amount equal to $.05015 per share of Series B-2 Preferred Stock for such Dividend Period. Default Dividends shall be payable quarterly in arrears on the 15th day after the end of the applicable Dividend Period (on the 15th day of January, April, July and October of each year), or if such day


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         is not a Business Day, the next succeeding Business Day, to holders of record on the last day of each of March, June, September and December, as the case may be, immediately preceding the applicable dividend payment date. Any such Default Dividend shall be in addition to and shall not reduce any Base Dividend, Special Dividend, Ratchet Dividend or Additional Dividend for the applicable Dividend Period.

                  (e) Additional Dividend. For any Dividend Period which begins following the Trigger Date, holders of Series B-2 Preferred Stock shall be entitled to an additional dividend (an "Additional Dividend") in an amount equal to $.05015 per share of Series B-2 Preferred Stock for such Dividend Period. Additional Dividends shall be payable quarterly in arrears on the 15th day after the end of the applicable Dividend Period (on the 15th day of January, April, July and October of each year), or if such day is not a Business Day, the next succeeding Business Day, to holders of record on the last day of each of March, June, September and December, as the case may be, immediately preceding the applicable dividend payment date. Any such Additional Dividend shall be in addition to and shall not reduce any Base Dividend, Special Dividend, Ratchet Dividend or Default Dividend for the applicable Dividend Period.

                  (f) Nature of Dividends. Base Dividends, Special Dividends, Ratchet Dividends, Default Dividends and Additional Dividends shall all be considered to be Dividends on the Series B-2 Preferred Stock and shall have equal priority to one another and shall be senior in priority to dividends on any stock which is Junior Stock with respect to the payment of dividends, subject to the terms of this Section 3.

                  (g) Accumulated and Unpaid Dividends. Accumulated but unpaid Dividends for any past quarterly Dividend Periods may be declared and paid at any time, without reference to any regularly scheduled quarterly dividend payment date, to holders of record on such date, not exceeding 50 days preceding such dividend payment date, fixed for the purpose by the Board of Directors in advance of payment of each particular Dividend. Any Dividend payment made on Series B-2 Preferred Stock shall first be credited against the earliest accrued but unpaid Dividend due with respect to Series B-2 Preferred Stock which remains payable.

                  (h) Initial Dividends and Other Matters. The initial Dividend Period for any share of Series B-2 Preferred Stock will include a partial Base Dividend, Ratchet Dividend, Default Dividend and Additional Dividend, if any, for the period from the Issue Date until the last day of the calendar quarter which includes such Issue Date. Ratchet Dividends will be calculated (but paid in accordance with the immediately preceding sentence) for any such initial Dividend Period as though the share of Series B-2 Preferred Stock had been outstanding for the entire Dividend Period. The amount of Base Dividend, Ratchet Dividend, Default Dividend and Additional Dividend, if any, payable for such initial period on the Series B-2 Preferred Stock shall be computed by dividing the number of days in such period by 90 and multiplying the result by the Series B-2 Preferred Stock Base Dividend, Ratchet Dividend, Default Dividend and Additional Dividend, if any. Holders of Series B-2 Preferred Stock shall not be entitled to any

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         Dividends in excess of cumulative Dividends on the Series B-2
         Preferred Stock. No interest shall be payable in respect of any Dividend payment or payments on the Series B-2 Preferred Stock which may be in arrears.

                  (i) Regarding Parity Stock. So long as any Series B-2 Preferred Stock remains outstanding, no dividends, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any class or series of Parity Stock for any period unless full cumulative Dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series B-2 Preferred Stock for all Dividend Periods ending on or prior to the date of declaration or payment on such class or series of Parity Stock. When Dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all Dividends declared upon Series B-2 Preferred Stock and all dividends declared upon any other class or series of Parity Stock shall be declared ratably in proportion to the respective amounts of Dividends accumulated and unpaid on the Series B-2 Preferred Stock and accumulated and unpaid dividends on such Parity Stock.

                  (j) Regarding Junior Stock. So long as any Series B-2 Preferred Stock remains outstanding, no dividends (other than dividends or distributions paid solely in Fully Junior Stock, or options, warrants or rights to subscribe for or purchase, Fully Junior Stock) shall be declared or paid or set apart for payment or other distribution shall be declared or made or set apart for payment upon Junior Stock, nor shall any Junior Stock be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Junior Stock) by the Corporation or any subsidiaries or controlled Affiliates, directly or indirectly (except by conversion into or exchange for Fully Junior Stock or options, warrants or rights to subscribe for or purchase Fully Junior Stock), unless in each case the full cumulative dividends on all outstanding Series B-2 Preferred Stock and any other Parity Stock of the Corporation shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all Dividend Periods ending on or prior to the date of declaration or payment with respect to the Series B-2 Preferred Stock and all dividend periods ending on or prior to the date of declaration or payment with respect to such Parity Stock. Subject to the foregoing, and not otherwise, such dividends and distributions may be authorized by the Board of Directors and declared and paid on Common Stock by the Corporation from time to time out of any funds legally available therefor, and the Series B-2 Preferred Stock shall not be entitled to participate in any such dividends, whether payable in cash, stock or otherwise, except as provided in Section 3(b) or (c) hereof.

                  (k) Prohibitions. No distributions on Series B-2 Preferred Stock shall be authorized by the Board of Directors or declared and paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such


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         declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law; provided that no such prohibition or restriction described in this paragraph (j) shall limit the accrual or accumulation of Dividends as described above in this Section 3.

                  (l) Permitted Distributions. In determining, with respect to the Series B-2 Preferred Stock, whether a distribution by dividend, redemption or other acquisition of stock or otherwise is permitted under Maryland law, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the distribution.

                  (m) Allocations. If, for any taxable year, the Corporation elects to designate as "capital gain dividends" (as defined in Section 857 of the Code) any portion of the dividends (as determined for federal income tax purposes) paid or made available for the year to holders of all classes of capital stock, then the portion of the capital gains amount that shall be allocable to the holders of Series B-2 Preferred Stock shall be the amount that the total dividends (as determined for federal income tax purposes) paid or made available to the holders of the Series B-2 Preferred Stock for the year bears to the total dividends (as determined for federal income tax purposes) paid or made available for the year to holders of all classes of capital stock.

                  (n) Accrued and Unpaid Dividends on Series B-2 Preferred Stock Upon Conversion. Upon conversion of Series B-2 Preferred Stock into Series B-1 Preferred Stock, each share of Series B-1 Preferred Stock resulting from the conversion of a share of Series B-2 Preferred Stock pursuant to the terms of the Series B-2 Preferred Stock shall be deemed to have accrued and unpaid Dividends on such share equal to the accrued and unpaid dividends, if any, on the applicable share of Series B-2 Preferred Stock immediately prior to conversion.

         Section 4. Liquidation Preference.

                  (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, subject to the prior preferences and other rights of any series of stock ranking senior to the Series B-2 Preferred Stock upon liquidation, distribution or winding up of the Corporation, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Stock, the holders of the Series B-2 Preferred Stock shall be entitled to receive Ten Dollars and Seven Cents ($10.07) (the "Liquidation Preference") per share of Series B-2 Preferred Stock plus an amount equal to all accumulated, accrued and unpaid Dividends (whether or not earned or declared), if any, thereon to the date of liquidation, dissolution or winding up of the affairs of the Corporation (any such date, a "Series B-2 Liquidation Date"). The Dividend payable with respect to the Dividend Period containing the Series B-2 Liquidation Date shall be


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         equal to the sum of (x) any Special Dividend determined pursuant to
         Section 3 above with respect to such Dividend Period plus (y) the product of the Dividend determined pursuant to Section 3 above for the preceding Dividend Period (but excluding any Special Dividend for such preceding Dividend Period) times a fraction equal to the actual number of days elapsed from the end date of the calendar quarter most recently completed to the relevant Series B-2 Liquidation Date over 90 days. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the Series B-2 Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of Series B-2 Preferred Stock and any such other Parity Stock ratably in accordance with the respective amounts that would be payable on such Series B-2 Preferred Stock and any such other Parity Stock if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Corporation with one or more corporations, real estate investment trusts or other entities, (ii) a sale, lease or conveyance of all or substantially all of the Corporation's property or business or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation. Other than as set forth in this Section 4(a), the holders of Series B-2 Preferred Stock shall not be entitled to any additional payment upon any liquidation, dissolution or winding up of the Corporation.

                  (b) Subject to the rights of the holders of shares of any series or class or classes of stock ranking on a parity with or prior to the Series B-2 Preferred Stock, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of the Series B-2 Preferred Stock, as provided in this Section 4, the holders of Series B-2 Preferred Stock shall have no other claim to the remaining assets of the Corporation and any other series or class or classes of Junior Stock shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series B-2 Preferred Stock shall not be entitled to share therein.

                  (c) Written notice of any such liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, or by recognized overnight courier, not less than 30 or more than 60 days prior to the payment date stated therein, to each record holder of the Series B-2 Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation.

                  (d) The liquidation preference of the outstanding Series B-2 Preferred Stock will not be added to the liabilities of the Corporation for the purpose of determining whether under Maryland law a distribution may be made to stockholders of the Corporation whose preferential rights upon dissolution of the Corporation are junior to those of holders of the Series B-2 Preferred Stock.

         Section 5. Redemption at the Option of the Corporation.

                  (a) The Series B-2 Preferred Stock shall not be redeemable by the Corporation prior to the second anniversary of the final closing of the acquisition of Series B-2 Preferred Stock under the Purchase Agreement (the "Final Closing"), except as set forth below. The Corporation, at its option, upon giving notice as provided below, may redeem the Series B-2 Preferred Stock, in whole at any time or from time to time in part (except as provided below), (i) at any time between the second anniversary and third anniversary of the Final Closing, if the Volume Weighted Average Price of the Common Stock is equal to or greater than the product of 117.5% times the then applicable conversion price of the Series B-1 Preferred Stock, out of funds legally available therefor at a redemption price payable in cash equal to the greater, in each case as of the Trading Day immediately prior to the mailing of notice of redemption under this Section 5, of
         (x) the Volume Weighted Average Price of the Common Stock and (y) the Current Market Price of the Common Stock, (ii) on and after the third anniversary of the Final Closing, out of funds legally available therefor at a redemption price payable in cash equal to the greater, in each case as of the Trading Day immediately prior to the mailing of notice of redemption under this Section 5, of (x) the Liquidation Preference and (y) the Volume Weighted Average Price of the Common Stock and (z) the Current Market Price of the Common Stock or (iii) in the event of a determination by nationally recognized tax counsel that redemption is necessary to preserve the status of the Corporation as a REIT for federal income tax purposes prior to the third anniversary of the Final Closing, upon written notice and the delivery of such opinion to each holder of Series B-2 Preferred Stock, as though such redemption were occurring on or after the third anniversary of the Final Closing (plus, in the case of each of (i), (ii) and (iii) above, all accumulated, accrued and unpaid Dividends, whether or not earned or declared, as provided in paragraph (b) below).

                  (b) Upon any redemption of Series B-2 Preferred Stock pursuant to this Section 5, the Corporation shall pay in cash all accumulated, accrued and unpaid Dividends, whether or not earned or declared, if any, with respect to the Initial Dividend Period and all full Dividend Periods ended prior to the Redemption Date, without interest. In addition, without limiting the amount of Dividends to which a holder of Series B-2 Preferred Stock is entitled pursuant to the immediately preceding sentence, on the fifteenth day of the first calendar quarter which begins following the Redemption Date (or if such day is not a Business Day, the next succeeding Business Day), the Corporation shall pay in cash to such holders upon redemption a pro rata Dividend, whether or not earned or declared, on each such share of Series B-2 Preferred Stock so redeemed for the Dividend Period in which the redemption occurred (the "Redemption Dividend Period"), which Dividend shall be equal to the product of (x) the value per share of Series B-2 Preferred Stock of all Dividends (except Special Dividends determined pursuant to Section 3(b)) as to which record dates occurred (or would have occurred if the Series B-2 Preferred Stock had been outstanding for the entire Redemption Dividend Period) during the Redemption Dividend Period multiplied by (y) the ratio of (a) the number of days from the last day of the preceding Dividend Period to, and including, the date of redemption of such Series B-2 Preferred Stock to (b) the actual number of days in the Redemption Dividend Period.

                  Notwithstanding the foregoing, if any Special Dividend is payable on a dividend payment date on or after the Redemption Date, but as to which the dividend record date preceded the Redemption Date, then the holders upon redemption shall remain entitled to receive such Special Dividend on the applicable dividend payment date, notwithstanding the prior redemption.

                  (c) Notwithstanding anything to the contrary contained herein, unless full cumulative Dividends on all Series B-2 Preferred Stock shall have been or contemporaneously are authorized, declared and paid or authorized, declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods and the then current Dividend Period, no Series B-2 Preferred Stock shall be redeemed unless all outstanding Series B-2 Preferred Stock are simultaneously redeemed. In addition, unless full cumulative Dividends on all outstanding Series B-2 Preferred Stock have been or contemporaneously are authorized, declared and paid or authorized, declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods and the then current Dividend Period, the Corporation shall not, and shall cause its subsidiaries and controlled Affiliates not to, purchase or otherwise acquire directly or indirectly for any consideration, nor shall any monies be paid to or made available for a sinking fund for the redemption of, any Series B-2 Preferred Stock or any other class or series of Junior Stock or Parity Stock (except by conversion into or exchange for shares of any class or series of Junior Stock). Notwithstanding the foregoing, this paragraph
         (c) shall not prevent the purchase or acquisition of Series B-2 Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series B-2 Preferred Stock or as otherwise approved by a majority of the Series B-2 Preferred Stock outstanding.

                  (d) Notice of the redemption of any Series B-2 Preferred Stock under this Section 5 shall be mailed by first-class mail or recognized overnight courier to each holder of record of Series B-2 Preferred Stock to be redeemed at the address of each such holder as shown on the Corporation's records, not less than 30 nor more than 90 days prior to the Redemption Date (as defined below). Neither the failure to mail any notice required by this paragraph (d), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Each such mailed notice shall state, as appropriate: (1) the date set for redemption (the "Redemption Date");
         (2) the number of Series B-2 Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places at which certificates representing such shares are to be surrendered; (5) the then-current Conversion Price; and (6) that dividends on the shares to be redeemed shall cease to accrue on such Redemption Date except as otherwise provided herein. Notice having been mailed as aforesaid, from and after the Redemption Date (unless the Corporation shall fail to make available an amount of cash necessary to effect such redemption),
         (i) except as otherwise provided herein, dividends on the Series B-2 Preferred Stock so called for redemption shall cease to accrue, (ii) such shares shall no longer be deemed to be outstanding, and (iii) except as set forth in paragraph (b) above, all rights of the holders thereof as holders of Series B-2 Preferred Stock shall cease (except the rights to receive the cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends accumulated, accrued and unpaid thereon). The Corporation's obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Redemption Date, the Corporation shall deposit with a bank or trust company that has an office in the Borough of Manhattan, City of New York, and that has capital and surplus of at least $150,000,000, cash necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the Series B-2 Preferred Stock so called for redemption. No interest shall accrue for the benefit of the holders of Series B-2 Preferred Stock to be redeemed on any cash so set aside by the Corporation. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Redemption Date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of such cash.

                  As promptly as practicable after the surrender in accordance with such notice of the certificates representing any such shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and if the notice shall so state) (the "Surrender Date"), but in no event later than the Business Day immediately following the latest of the Surrender Date or the Redemption Date, such shares shall be exchanged for any cash (without interest thereon) for which such shares have been redeemed. If fewer than all the outstanding shares of Series B-2 Preferred Stock is to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding Series B-2 Preferred Stock not previously called for redemption pro rata (as nearly as may be), by lot or by any other method determined by the Corporation in its reasonable discretion to be equitable. If fewer than all the shares of Series B-2 Preferred Stock represented by any certificate is redeemed, then new certificates representing the unredeemed shares shall be issued without cost to the holder thereof.

                  Section 6. Conversion. The Series B-2 Preferred Stock shall convert automatically without any action on the part of the holders of such Series B-2 Preferred Stock or the Corporation into validly issued, fully paid and non-assessable shares of Series B-1 Preferred Stock on a share-for-share basis immediately upon the earliest to occur of (A) the Corporation obtaining the approval of its stockholders as required by the applicable rules of the Principal Market, if any, on which the Corporation's Common Stock is then traded for issuance of the authorized Series B-1 Preferred Stock and all of the Common Stock deliverable upon conversion of the Series B-1 Preferred Stock in excess of the Principal Market Limit or (B) the Board of Directors determining that such approval is not required with respect to all or any portion of the authorized Series B-1

         Preferred Stock. From and after such date, each certificate representing shares of Series B-2 Preferred Stock so converted shall be deemed for all purposes to evidence ownership of and to represent the number of shares of Series B-1 Preferred Stock into which such shares of Series B-2 Preferred Stock shall have been converted. Promptly after such date, the Corporation shall issue a stock certificate or certificates representing shares of Series B-1 Preferred Stock, in exchange for the certificate or certificates which formerly represented shares of Series B-2 Preferred Stock, which shall be cancelled, and shall issue new Series B-2 Preferred Stock certificates with respect to any Series B-2 Preferred Stock certificates converted in part, and no payment shall be made or other consideration paid with respect to the operation of this Section 6. Upon conversion of Series B-2 Preferred Stock into Series B-1 Preferred Stock, each share of Series B-1 Preferred Stock resulting from the conversion of a share of Series B-2 Preferred Stock pursuant to the terms of the Series B-2 Preferred Stock shall be deemed to have accrued and unpaid Dividends on such share equal to the accrued and unpaid dividends, if any, on the applicable share of Series B-2 Preferred Stock immediately prior to conversion.

         Section 7. Redemption at the Option of the Holder-- Change of Control.

                  (a) If a Change of Control (as defined below) occurs (a "Change of Control Repurchase Event"), the holders of Series B-2 Preferred Stock shall have the right to require the Corporation, to the extent the Corporation shall have funds legally available therefor, to redeem any or all of the Series B-2 Preferred Stock held by such holder at a repurchase price payable in cash (the "Change of Control Repurchase Payment") in an amount equal to 100% of the Liquidation Preference thereof, plus accumulated, accrued and unpaid Dividends whether or not earned or declared, if any, with respect to the Initial Dividend Period and all full Dividend Periods ended prior to the date of repurchase or the date payment is made available (the "Change of Control Date") pursuant to the offer described in subsection (b) below (the "Change of Control-Repurchase Offer"). In addition, without limiting the amount of Dividends to which a holder of Series B-2 Preferred Stock is entitled pursuant to the immediately preceding sentence, on the fifteenth day of the first calendar quarter which begins following the Change of Control Date (or if such day is not a Business Day, the next succeeding Business Day), the Corporation shall pay in cash to such holders upon redemption a pro rata Dividend (which shall be deemed to be a part of the Change of Control Repurchase Payment), whether or not earned or declared, on each such share of Series B-2 Preferred Stock so redeemed for the Dividend Period in which the redemption occurred (the "Change of Control Repurchase Dividend Period"), which Dividend shall be equal to the product of (x) the value per share of Series B-2 Preferred Stock of all Dividends (except Special Dividends determined pursuant to Section 3(b)) as to which record dates occurred (or would have occurred if the Series B-2 Preferred Stock had been outstanding for the entire Change of Control Repurchase Dividend Period) during the Change of Control Repurchase Dividend Period multiplied by (y) the ratio of (a) the number of days from the last day of the preceding Dividend Period to, and including, the date of redemption of such Series B-2 Preferred Stock to (b) the actual number of days in the Change of Control Repurchase Dividend Period. If funds are not legally available to make the full Change of Control Repurchase Payment as described in this paragraph, then the Corporation shall make the Change of Control Repurchase Payment to the extent such funds are legally available and shall make remaining Change of Control Repurchase Payments immediately upon such funds becoming legally available therefor.

                  Notwithstanding the foregoing, if any Special Dividend is payable on a dividend payment date on or after the Change of Control Date but as to which the dividend record date preceded the Change of Control Date, then the holders upon redemption shall remain entitled to receive such Special Dividend on the applicable dividend payment date, notwithstanding the prior redemption.

                  (b) Within 5 days following the Corporation becoming aware that a Change of Control Repurchase Event has occurred, the Corporation shall mail by recognized overnight courier a notice to the each holder of Series B-2 Preferred Stock stating (A) that a Change of Control Repurchase Event has occurred and that such holder has the right to require the Corporation to repurchase any or all of the Series B-2 Preferred Stock then held by such holder for cash, (B) the date of repurchase (which shall be a Business Day, no earlier than 30 days and no later than 60 days from the date such notice is mailed, or such later date as may be necessary to comply with the requirements of applicable law; provided, however, that if the transaction giving rise to the Change of Control consists of an exchange of the Common Stock for cash or other securities, the date of repurchase shall be no later than the consummation of such exchange), (C) the repurchase price and
         (D) the instructions determined by the Corporation, consistent with this subsection, that such holder must follow in order to have its Series B-2 Preferred Stock repurchased.

                  (c) On the Change of Control Repurchase Date, the Corporation, to the extent lawful, shall accept for payment Series B-2 Preferred Stock or portions thereof tendered by each holder of Series B Preferred Stock pursuant to the Change of Control Repurchase Offer and promptly by wire transfer of immediately available funds to such holder, as directed by such holder, send an amount equal to the Change of Control Repurchase Payment in respect of all Series B-2 Preferred Stock or portions thereof so tendered.

                  (d) Notwithstanding anything else herein, to the extent they are applicable to any Change of Control Repurchase Offer, the Corporation will comply with any federal and state securities laws, rules and regulations and all time periods and requirements shall be adjusted accordingly.

                  (e) "Change of Control" means each occurrence of any of the following: (i) the acquisition, directly or indirectly, by any individual or entity or group (as such term is used in Section 13(d)(3) of the Exchange Act) (other than the Investor or any of its controlled Affiliates or Archie Bennett, Jr. or Montgomery J. Bennett, or any of their respective controlled Affiliates) of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act, except that such individual or entity shall be deemed to have beneficial ownership of all shares that any such individual or entity has the right to acquire, whether such right is exercisable immediately or only after passage of time) of more than 35% of the Corporation's outstanding capital stock with voting power, under ordinary circumstances, to elect directors of the Corporation; (ii) other than with respect to the election, resignation or replacement of any director designated, appointed or elected by the holders of the Series A Preferred Stock, the Series B-2 Preferred Stock or any other Parity Stock, in each case pursuant to the terms of such securities (each a "Preferred Director"), during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Corporation (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Corporation was approved by a vote of 75% of the directors of the Corporation (excluding Preferred Directors) (the "Incumbent Board") then still in office who were either directors at the beginning of such period, or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors the Corporation then in office; (iii) the Corporation (which shall include for this purpose any one or more of its directly or indirectly wholly-owned subsidiaries) ceases to be the sole general partner of the Operating Partnership; or (iv) (A) the Corporation consolidating with or merging into another entity or conveying, transferring or leasing all or substantially all of its assets (including, but not limited to, real property investments) to any individual or entity in a single transaction or series of related transactions, or (B) any corporation consolidating with or merging into the Corporation; provided, however, that the events described in clause
         (iv) shall not be deemed to be a Change of Control (a) if the sole purpose of such event is that the Corporation is seeking to change its domicile or to change its form of organization from a corporation to a statutory business trust or (b) if (x) the holders of the exchanged securities of the Corporation immediately after such transaction beneficially own at least a majority of the securities of the merged or consolidated entity normally entitled to vote in elections of directors, (y) the chairman and the president of the Corporation immediately prior to the execution of the transaction agreement are the chairman and the president of the merged or consolidated company, and
         (z) the individuals who were members of the Incumbent Board immediately prior to the execution of the transaction agreement constitute at least a majority of the members of the board of directors of the merged or consolidated company.

         Section 8. Redemption at the Option of the Holder-- REIT Termination or Delisting.

                  (a) If at any time (i) there shall occur a REIT Termination Event (a "REIT-Repurchase Event") or (ii) the Corporation shall cease to be listed for trading on a Principal Market (a "Principal Market Repurchase Event" and together with a REIT Repurchase Event, a "Repurchase Event"), the holders of Series B-2 Preferred Stock shall have the right to require the Corporation, to the extent the Corporation shall have funds legally available therefor, to repurchase any or all of the Series B-2 Preferred Stock held by such holder at a repurchase price payable in cash in an amount equal to (i) 110% of the Liquidation Preference thereof if such repurchase occurs prior to the third anniversary of the Final Closing or (ii) 100% of the Liquidation Preference thereof if such repurchase occurs thereafter, plus, in each case, accumulated, accrued and unpaid Dividends whether or not earned or declared, if any (the "Repurchase Payment"), to the date of repurchase or the date payment is made available (the "Repurchase Date"), pursuant to the offer described in subsection (b) below (the "Repurchase Offer"). If funds are not legally available to make the full Repurchase Payment as described in this paragraph, then the Corporation shall make the Repurchase Payment to the extent such funds are legally available and shall make remaining Repurchase Payments immediately upon such funds becoming legally available therefor.

                  (b) Within 5 days following the Corporation becoming aware that a Repurchase Event has occurred, the Corporation shall mail by recognized overnight courier a notice to each holder of Series B-2 Preferred Stock stating (i) that a Repurchase Event has occurred and that such holder has the right to require the Corporation to repurchase any or all Series B-2 Preferred Stock then held by such holder for cash, (ii) the date of repurchase (which shall be a Business Day, no earlier than 30 days and no later than 60 days from the date such notice is mailed, or such later date as may be necessary to comply with applicable law), (iii) the repurchase price and (iv) the instructions determined by the Corporation, consistent with this subsection, that such holder must follow in order to have its Series B-2 Preferred Stock repurchased.

                  (c) On the Repurchase Date, the Corporation, to the extent lawful, shall accept for payment Series B-2 Preferred Stock or portions thereof tendered by each holder of Series B-2 Preferred Stock pursuant to the Repurchase Offer and promptly by recognized overnight courier or by wire transfer of immediately available funds to such holder, as directed by such holder, send an amount equal to the Repurchase Payment in respect of all Series B-2 Preferred Stock or portions thereof so tendered.

                  (d) Notwithstanding anything else herein, to the extent they are applicable to any Repurchase Offer, the Corporation will comply with any federal and state securities laws, rules and regulations and all time periods and requirements shall be adjusted accordingly.


         Section 9. Shares To Be Reacquired. All Series B-2 Preferred Stock which shall have been issued and reacquired in any manner by the Corporation shall be restored to the status of authorized but unissued preferred stock, without discretion as to class or series, and subject to applicable limitations set forth in the Charter may thereafter be reissued as shares of any series of preferred stock.

         Section 10. Ranking. The Series B-2 Preferred Stock will rank:

                  (a) with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Corporation, prior or senior to any class or series of Common Stock of the Corporation and any other class or series of equity securities, if such class or series constitutes Fully Junior Stock;

                  (b) with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Corporation, prior or senior to any class or series of Common Stock of the Corporation and any other class or series of equity securities, if such class or series constitutes Junior Stock;

                  (c) with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Corporation, on a parity with any class or series of the equity securities of the Corporation if, pursuant to the specific terms of such class or series of equity securities, the holders of such class or series of equity securities and the holders of the Series B-2 Preferred Stock are entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Parity Stock"), which Parity Stock shall expressly include the Corporation's Series B-1 Preferred Stock and its 8.55% Series A Cumulative Preferred Stock (the "Series A Preferred Stock");

                  (d) with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Corporation, junior to any class or series of equity securities of the Corporation if, pursuant to the specific terms of such class or series, the holders of such class or series are entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Series B-2 Preferred Stock; and

                  (e) junior to all of the existing and future indebtedness of the Corporation.

         The term "equity securities" does not include convertible debt securities, which will rank senior to the Series B-2 Preferred Stock.

         Section 11. Voting. (a) Except as expressly provided herein, the holders of Series B-2 Preferred Stock shall have no voting rights.

         (b) So long as any share of Series B-2 Preferred Stock is outstanding, in addition to any other vote or consent of stockholders required by law or by the Articles, the affirmative vote of the holders of 66-2/3% of the outstanding shares of Series B-2 Preferred Stock, voting together as a class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

                           (i) Any amendment, alteration or repeal of any of the
                  provisions of the Charter or these Articles Supplementary that materially and adversely affects the voting powers, rights, preferences or other terms of the holders of the Series B-2 Preferred Stock;

                           (ii) Any issuance by the Corporation of (a) any
                  capital stock or other equity security to which the Series B-2 Preferred Stock would be junior as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up or (b) any capital stock or other equity security which is redeemable at the option of the holder thereof, except with respect to this clause (b), any such capital stock or other equity security having redemption rights which are no more favorable in any material respect to the holder of such security than the redemption rights contained in these Articles Supplementary;

                           (iii) Any merger or consolidation of the Corporation
                  and another entity in which the Corporation is not the surviving corporation and each holder of Series B-2 Preferred Stock does not receive shares of the surviving corporation with substantially similar rights, preferences, powers and other terms in the surviving corporation as the Series B-2 Preferred Stock have with respect to the Corporation (except for changes that do not materially and adversely affect the holders of the Series B-2 Preferred Stock);

                           (iv) (x) Any merger or consolidation of the
                  Corporation and another entity if a vote of the holders of the Common Stock is required or being obtained with respect to such merger or consolidation and the Series B-2 Preferred Stock would not be permitted to convert, prior to or concurrent with the closing of such merger or consolidation, into shares of Series B-1 Preferred Stock and therefore be treated identically to the Series B-1 Preferred Stock in such merger or consolidation or (y) any merger or consolidation of the Corporation and another entity in which the Corporation is not the surviving corporation and the Series B-2 Preferred Stock would not be treated identically to the Series B-1 Preferred Stock in such merger or consolidation;

                           (v) Any liquidation, dissolution or winding up of the
                  Corporation if the Series B-2 Preferred Stock would not be permitted to convert, prior to or concurrent with the closing of such liquidation, dissolution or winding up, into shares of Series B-1 Preferred Stock and therefore be treated identically to the Series B-1 Preferred Stock in such liquidation, dissolution or winding up.

provided, however, that no such vote of the holders of Series B-2 Preferred Stock shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior shares or convertible security is to be made, as the case may be, provision is made for the redemption of all Series B-2 Preferred Stock at the time outstanding to the extent such redemption is otherwise permitted pursuant to
Section 5 of these Articles Supplementary.

         For purposes of the foregoing provisions of this Section 11(d), each share of Series B-2 Preferred Stock shall have one (1) vote per share. Except as otherwise required by applicable law or as set forth herein, the Series B-2 Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers other than as set forth herein, and the consent of the holders thereof shall not be required for the taking of any corporate action.

         Section 12. Record Holders. The Corporation and the Transfer Agent may deem and treat the record holder of any Series B-2 Preferred Stock as the true and lawful owner thereof for

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all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

         Section 13. Applicability of Charter Article VI. The Series B-2 Preferred Stock shall be subject to the provisions of Article VI of the Charter pursuant to which Series B-2 Preferred Stock owned by a stockholder in excess of the Ownership Limit shall automatically be transferred to a Trust for the exclusive benefit of a Charitable Beneficiary, as provided in Article VI of the Charter.

         Section 14. Title. This resolution shall be known and may be referred to as "A Resolution of the Board of Directors of Ashford Hospitality Trust, Inc. Designating Series B-2 Preferred Stock and Fixing Preferences and Rights Thereof".

                  SECOND: The Series B-2 Preferred Stock has been classified and designated by the Board under the authority contained in the Charter.

                  THIRD: These Articles Supplementary have been approved by the Board in the manner and by the vote required by law.

                  FOURTH: These Articles Supplementary shall be effective at the time the State Department of Assessments and Taxation of Maryland accepts these Articles Supplementary for record.

                  FIFTH: The undersigned Chief Operating Officer of the Corporation acknowledges these Articles Supplementary to be the act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Chief Operating Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.


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

                  IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed in its name and on its behalf by its Chief Operating Officer and attested to by its Secretary of this 28th day of December, 2004.


                                ASHFORD HOSPITALITY TRUST, INC.

                                         By:          /s/ Douglas Kessler
                                                 -------------------------------
                                         Name:        Douglas Kessler

                                         Its:         Chief Operating Officer


                                         ATTEST:

                                         By:          /s/ David A. Brooks
                                                 -------------------------------
                                         Name:        David A. Brooks

                                         Its:         Secretary






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